UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


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       Date of report (Date of earliest event reported): November 8, 2005

                           ADVANCED BIOPHOTONICS INC.
               (Exact Name of Registrant as Specified in Charter)


         Delaware                       0-27943                  11-3386214
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)


      125 Wilbur Place, Suite 120                                   11716
          Bohemia, New York                                       (Zip Code)
(Address of principal executive offices)

       Registrant's telephone number, including area code: (631) 244-8244

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the
    Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events

On November 14, 2005, the Company announced that it has entered into a research agreement with the Research Foundation of the State University of New York, a nonprofit, educational corporation acting on behalf of Stony Brook University and the Center for Biotechnology, a New York State Center for Advanced Technology. The project will investigate the use of Advanced BioPhotonics' DIRI(R) method of Dynamic Infrared Imaging Technology in cancer drug discovery as well as in adjunctive diagnosis of breast cancer. To conduct this research, the University Medical Center at Stony Brook will employ the company's BioScanIR(R) System, a functional medical imaging modality that provides a fast, non-invasive, radiation free method for detecting diseases that affect blood perfusion. The project will potentially be expanded into several other applications including perforator vessel localization for reconstructive surgery, intra-operative neurosurgery, and cancer therapy monitoring (breast cancer, melanoma, etc.). The research will be carried out by Dr. Terry Button an Associate Professor in the Department of Biomedical Engineering and Radiology at Stony Brook University. The agreement can be continued for a period of up to five years.

The press release is attached hereto as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits

     ( c ) Exhibits

           Exhibit Number    Description

                99.1         Press Release dated November 14, 2005


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ADVANCED BIOPHOTONICS INC.


Date: November 14, 2005                By: /s/ Denis A. O'Connor
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                                           Denis A. O'Connor
                                           President and Chief Executive Officer